Exhibit 10.3

LOAN AGREEMENT

This Loan Agreement, dated as of August 9, 2023, is by and between LONE STAR STATE BANK OF WEST TEXAS and Borrower (defined below).

In consideration of the Loan (described below) and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender (as defined below) and Borrower agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

a.
Acquisition: The term “Acquisition” means the acquisition or series of acquisitions during the Advance Period (described below) by Borrower under the Advance Type/Term Note (described below) of certain new and used machinery and/or equipment (hereinafter referred to collectively as “Equipment”) to be used in AST Delaware’s Business (described below).

b.
Acquisition Instruments: The term “Acquisition Instruments” mean any work and/or purchase orders, bills of sale, certificates of title and all other similar documents reflecting ownership in the name of one or more Borrowers executed in connection with one or more Acquisitions of Equipment under the Advance Type/Term Note,including evidence that the acquired Equipment is covered by Borrower’s liability insurance.

c.
Advance: The word “Advance” means any advance or other disbursements of loan proceeds under the Advance Type/Term Note.

d.
Advance Type/Term Note: The words “Advance Type/Term Note” means the credit facility described in Section 2.a. below as evidenced by an Advance Type/Term Promissory Note, dated of even date with this Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), having an original commitment amount of fifteen million Dollars ($15,000,000.00) (the “Maximum Amount”) and a maturity date of January 1, 2029 (the “Maturity Date”) executed by Borrower and payable to Lender in conjunction with the execution of this Agreement, which Advance Type/Term Note and the terms and conditions of which are incorporated herein by reference together with any and all renewals, extensions, amendments, or rearrangements of the Advance Type/Term Note for the purpose of (i) purchasing Equipment (as defined below) for use in AST Delaware’s (as defined below) satellite manufacturing facility in Midland, Texas (the “AST Delaware’s Business”), (ii) general corporate purposes and (iii) paying fees and expenses associated with the closing of the Loan.

e.
Affiliate: The word “Affiliate” means with respect to any Person (as defined below), any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person.

f.
Agreement: The word “Agreement” means this Loan Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all exhibits and schedules attached hereto from time to time.

g. Borrower (whether one or more): The words “Borrower” (whether one or more) means AST & Science, LLC, a Delaware limited liability company, (“AST Delaware”), AST & Science Texas LLC, a Texas limited liability company (“AST Texas”) and AST SpaceMobile Manufacturing, LLC, a Texas limited liability company (“AST Manufacturing”).

h. Collateral: The word “Collateral” has the meaning given to such term in Section 3.

i. Deeds of Trust (whether on or more): The words “Deeds of Trust”, whether one or more, mean those certain (i) Deed of Trust, Absolute Assignment of Rents,

DOCPROPERTY "CUS_DocIDChunk0" 4879-3853-8501.2

Security Agreement and Financing Statement, dated December 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), from AST & Science Texas, LLC, a Texas limited liability company (the “Grantor”), for the benefit of Lender and accompanying UCC-1 Financing Statement covering the Real Property (described below) along with improvements and cranes located thereon and (ii) Second Lien Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement, dated August 9, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), from Grantor for the benefit of Lender covering the Real Property and granting to Lender a first and second lien subject to the Permitted Encumbrances (described below) in the Real Property together with all modifications, amendments, renewals and extensions thereof.

j. Environmental Claim: The words “Environmental Claim” mean any governmental or private claim or action pursuant to any Environmental Requirement (as defined below) instituted or threatened in writing against Borrower or relating to the Collateral, including any investigative, enforcement, cleanup, removal, containment or remedial action.

k. Environmental Requirement: The words “Environmental Requirement” mean any statute, rule, regulation, order, authorization (including any permit) or policy of any governmental authority relating to the environment, pollution, natural resources, health or safety, including the federal Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), Water Pollution Control Act, Resource Conservation and Recovery Act of 1976 (“RCRA”) and the Texas Water Code and Texas Health & Safety Code, as each of such statutes and codes has been amended to date and may be amended from time to time.

l.
GAAP: The word “GAAP” means Generally Accepted Accounting Principles applied on a consistent basis set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants.

m. Hazardous Material. The words “Hazardous Material” mean any material, waste or substance that is regulated, considered or identified as hazardous or toxic or as a pollutant or contaminant under any Environmental Requirement, including any “hazardous substance” under CERCLA, “solid waste” or “hazardous waste” under RCRA, petroleum, petroleum product, asbestos, polychlorinated biphenyls and radioactive materials.

o. Indebtedness. The word “Indebtedness” means the indebtedness to Lender under the Advance Type/Term Note described below, together with all modifications, amendments, restatements, amendments and restatements, supplements, increases, renewals and extensions thereof or any part thereof.

p. Lender: The word “Lender” means Lone Star State Bank of West Texas, its successors and assigns.

q. [Reserved.]

r. Loan: The word “Loan” means the loans by the Lender to the Borrower pursuant to this Agreement.

s. Loan Documents: The words “Loan Documents” mean this Agreement, the Advance Type/Term Note executed by Borrower, each Security Document (as defined below) and all other documents, instruments, guarantees, certificates of deposit, deeds of trust, assignments of insurance proceeds, security agreements and Security Documents described below executed and/or delivered by Borrower and/or any third party in connection with the Loan.

t. Material Adverse Effect: The word “Material Adverse Effect” means a material adverse effect on (a) the results of operations, business, or financial condition of Borrower, taken as a whole, (b) the ability of Borrower to repay the Obligations (as defined below) or otherwise perform its obligations under the Loan Documents, or (c) Borrower’s interest in, or the value, perfection, or priority of Lender’s security interest in the Collateral.

u. Obligations: The word “Obligations” means the Indebtedness and each and every other debt, liability and obligation of every type and description arising under this Agreement, the Advance Type/Term Note and any other Loan Document.

v. Permitted Encumbrances. The words “Permitted Encumbrances” mean as applied to Borrower (i) any lien in favor of Lender to secure the Obligations hereunder including, but not limited to, a Deed of Trust, Absolute Assignment of Rents, Security Agreement and Financing Statement, dated December 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), from Grantor for the benefit of Lender, having Document No. 2021-37794 of the Real Property Records of Midland County, Texas; (ii) liens on the Collateral for ad valorem taxes not yet delinquent or that are being contested in good faith by appropriate proceedings; (iii) liens of warehousemen, mechanics, laborers and materialmen and other similar liens incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iv) easements, right-of-way, restrictions and other similar encumbrances on the use of the Collateral which do not interfere in any material respect with the ordinary conduct of the business of Borrower; (v) liens created to secure the purchase price of personal property acquired (or existing on the personal property at the time such personal property is acquired) by Borrower or created to secure Indebtedness; (vi) liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which Borrower is a lessee and (vii) any law or right reserved to or vested in any tribunal to control or regulate the use of the Collateral.

x. Person: The word “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or governmental agency.

y. Real Property: The words “Real Property” and in some cases “Real Property and Improvements” means the real property described in Exhibit “A” to the Deeds of Trust and improvements located thereon and easements associated therewith more commonly known as 13600 West Interstate 20 East, Midland, Texas 79705.

z. Security Agreements (whether on or more): The words “Security Agreements,” whether one or more, mean those certain (i) Security Agreement, dated December 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Crane Security Agreement”), from Grantor for the benefit of Lender granting to Lender a first lien in the cranes and replacement cranes located on the Real Property (collectively, the “Cranes”) described in the Crane Security Agreement and accounts associated with the Cranes and (ii) a Security Agreement, dated August 9, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Equipment Security Agreement” and together with the Crane Security Agreement, the “Security Agreements”), from Borrower for the benefit of Lender granting to Lender a first lien in the equipment and replacement equipment (“Security Agreement Equipment”) described in the Equipment Security Agreement and accounts associated with the Security Agreement Equipment together with all modifications, amendments, renewals and extensions thereof.

bb. Security Documents. The words “Security Documents” mean those certain Deeds of Trust and Security Agreements described above and accompanying UCC-1 Financing Statements from Borrower and Grantor for the benefit of Lender covering the Real Property, improvements and Cranes located thereon and/or any other improvements and fixtures located thereon and the rents and proceeds derived therefrom, if any, and Equipment and related accounts (“Property”) as same may hereafter be supplemented, restated, amended, amended and restated, renewed and/or extended.

2. LOAN.

a.
Note. Lender has committed to loan (subject to the limitation on advances set out below), a total amount up to fifteen million Dollars ($15,000,000.00) for purposes set out in Section 1.d. above. The obligation to repay the loan is evidenced by an Advance Type/Term Note, dated as of the date of this Agreement, executed by Borrower and payable to Lender, together with any and all renewals, extensions, amendments and/or rearrangements of said Advance Type/Term Note subject to the following terms and conditions:

i.
Request for Advances under Advance Type/Term Note. The obligation of Lender to advance funds under the Advance Type/Term Note pursuant to this section are subject to Borrower delivering to Lender all information and Acquisition Instruments (if applicable) requested by Lender in order that Lender may determine the price and suitability of any additional Equipment to be acquired under the Advance Type/Term Note. The submission of the information and Acquisition Instruments and their acceptance by Lender shall be in accordance with Lender’s reasonable and customary practices and standards for Equipment loans of a similar nature and Borrower expressly acknowledges that the criteria, manner and methods of the form, content and approval of the information and Acquisition Instruments and its agreement to advance additional funds under the Advance Type/Term Note shall be made completely and solely by the Lender and its counsel, in a reasonable fashion.

ii.
Advance Period. The “Advance Period” is a period beginning on this date and ending March 1, 2025.

iii.
Limitation on Advances. There is no limitation on the number of advances that can be made under the Advance Type/Term Note so long as the aggregate principal amount of the advances under the Advance Type/Term Note does not exceed fifteen million Dollars ($15,000,000.00) notwithstanding the principal balances of any Advance Type/Term Note. Lender shall not be obligated to advance an amount on a specific piece of Equipment to be acquired in an amount greater than one hundred percent (100%) of the actual purchase price of the new and/or used Equipment.

iv.
Time of Funding of Advances. Within a reasonable time after Lender receives a request (which in any event shall not exceed five (5) business days from the date of request) for advance that complies with the requirements of this Agreement, Lender will advance the amount requested provided upon prompt notice to Borrower, Lender may delay the time of advancing any funds requested if it determines that delay is necessary or prudent to protect its security.

v.
Limitation on Advances. Subject to the limitation on advances set out in Section 2.a.(iii) and (iv), there is no limitation on the number of Advances that can be made under the Advance Type/Term Note so long as the total cumulative amount of the advances under the Advance Type/Term Note does not exceed $15,000,000.00.

vi.
Security. In addition to the Security Agreements described above, in consideration of Lender’s Advance under the Advance Type/Term Note, the Borrower agrees to convey to Lender a security interest in said Equipment by executing a Security Agreement and/or other Security Documents in form and substance sufficient to convey to Lender a first and valid lien on the acquired Equipment.

b.
Conditions to First Advance. Lender’s obligation to make the first advance under the Advance Type/Term Note is conditioned upon (i) all of the Loan Documents being executed by all parties thereto, (ii) Lender receiving proof of insurance coverage required by the Loan Documents and (iii) Borrower depositing no less than Fifteen Million Dollars ($15,000,000) into a Lonestar Bank Money Market Fund (the “LSB MM Fund”).

c.
General Conditions Precedent to Advances. Lender’s obligation to make any Advances under the Advance Type/Term Note or to provide any other financial accommodations to or for the benefit of Borrower hereunder shall be subject to the conditions precedent that as of the date of such advances or disbursement and after giving effect thereto (i) all representations and warranties made to Lender in this Agreement and the Loan Documents shall be true and correct in all material respects as of and as if made on such date, except to the extent such representations and warranties (x) are expressly limited to an earlier date, in which case, on and as of the date of the making of such Loans such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (y) are already qualified by materiality, Material

Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects, (ii) no event has occurred and is continuing, or would result from the requested advance of disbursement, which with notice or lapse of time, or both, would constitute an Event of Default (as defined below), (iii) Lender received a written request for such advance with all required supporting materials, in each case, as required by this Agreement, (iv) to the extent applicable, Lender received evidence that the Equipment is being constructed on schedule in accordance with the plans and specifications provided for in this Agreement and in accordance with the terms and provisions of the applicable contract between Borrower and the applicable manufacturer, (v) to the extent applicable, Lender is reasonably satisfied that all applicable material manufacturer’s bills incurred for labor and materials in connection with the manufacture of Equipment are being currently paid, and (vi) Lender has received any documents, agreements and information that it reasonably requests including, but not limited to, the financial statements and tax returns set out in Section 6.a. below.

d.
Non-Usage Fee. In consideration of Lender making the commitment under the Advance Type/Term Note to the Borrower during the Advance Period, the Borrower agrees to pay to Lender no later than ten (10) business days after the end of each fiscal quarter of the Borrower during the Advance Period and on the Maturity Date, a non-usage fee of one quarter of one percent (0.25%) per annum on the daily average Unused Portion during such quarter. Such fee shall be (a) fully earned when due and non-refundable when paid and (b) computed on the basis of a year of 365/366 days, as the case may be. “Unused Portion” shall mean, an amount equal to the remainder of (a) Maximum Amount minus (b) the aggregate outstanding advances under the Advance Type/Term Note.

e.
LSB MM Fund Offset. If Cash on Hand (as defined below) is less than Fifty Million Dollars ($50,000,000), the Lender may offset the Obligations against the funds in the LSB MM Fund.

3.
SECURITY. As security for the Loan, each Borrower has executed and delivered to Lender the Security Documents described in Section 1 covering the Real Property, fixtures, improvements, Cranes, Security Agreement Equipment, Equipment and any additions to and all accessories and attachments to, any of the foregoing (which pledged Property is hereinafter referred to collectively as “Collateral”); provided, however that “Collateral” shall not include any personal property or equipment hereinafter placed, installed and/or existing on the Real Property other than as set out above. Borrower grants a first lien in the Collateral (unless otherwise represented) and agrees to do all things necessary to perfect the lien of Lender in such Collateral.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

a. Good Standing. (i) (A) AST Delaware is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the state of Texas, (B) AST Texas is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas and (C) AST Manufacturing is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas and authorized to do business in the state of Texas and (ii) each have the power and authority to own the Collateral and to carry on its business in each jurisdiction in which each Borrower does business, in each case, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

b. Authority and Compliance. Each Borrower has full power and authority to execute and deliver the Loan Documents to which it is a party and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the governing body of each Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Documents and to Borrower’s knowledge, Borrower is in compliance with all laws and regulatory requirements to which it is subject, the failure of which would have a Material Adverse Effect.

c. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower enforceable in accordance with their terms except as may be limited by the Title 11 of the

United States Code entitled “Bankruptcy” or other bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

d. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

e. No Conflicting Agreements. No provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or affecting the Collateral, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

f. Ownership of Collateral. Borrower has valid, indefeasible and legal title to its Collateral, and its Collateral is free and clear of liens, except those granted to Lender and Permitted Encumbrances. No person other than Borrower owns any interest in the rents, if any. No lien document or financing statement affecting any Collateral, other than lien documents and financing statements in favor of Lender and Permitted Encumbrances, are on file in any public office.

g.
Taxes. All property taxes and assessments due and payable by Borrower are either not delinquent or are being contested in good faith by appropriate proceedings and Borrower has filed all tax returns which it is required to file, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

h. Financial Statements; Disclosure. The financial statements of Borrower heretofore delivered to Lender have been prepared on a consistent basis throughout the period involved and fairly present Borrower’s financial condition as of the date thereof, and there has been no material adverse change in Borrower’s financial condition since the date thereof. No representation, warranty, or other written statement made by Borrower in any certificate or written statement furnished to Lender in connection with the Loan Documents (in each case as modified by subsequent information so furnished) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected or forecasted information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation of such information (it being understood that (x) such projected or forecasted information is not to be viewed as fact, that actual results during the period or periods covered by such forecasts or projections may differ from the projected or forecasted results (and such differences may be material) and (y) no representation or warranty is made with respect to information of a general economic or industry specific nature).

i. Place of Business. Borrower’s chief executive office is located at 2901 Enterprise Lane, Midland, Texas 79706.

j. Environmental. To Borrower’s knowledge, the conduct of AST Delaware’s Business operations and the condition of the Real Property does not and will not violate any Environmental Requirement, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.

k. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof unless otherwise specified in the Loan Documents.

6. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations (other than contingent indemnification obligations for which no demand has been made), Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Documents):

a. Monthly Cash Reserves. Within five (5) business days following the end of each calendar month, Borrowers shall provide Lender with evidence reasonably satisfactory to the Lender of the aggregate amount of cash Borrowers maintain (“Cash on Hand”) at the end of such calendar month.

b. Periodic Cash on Hand. Promptly following a written request from Lender, Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender of the Cash on Hand as of the requested date.

c. LSB MM Fund. If Cash on Hand is less than Seventy Five Million Dollars ($75,000,000) at any time, (i) and the balance of the LSB MM Fund is less than fifteen million Dollars ($15,000,000), Borrower agrees to deposit within five (5) days additional funds into the LSB MM Fund in amount necessary to maintain a cash balance of not less than fifteen million Dollars ($15,000,000.00) and (ii) all funds in the LSB MM Fund shall be under the sole dominion and control of Lender, in each case, until Cash on Hand is equal to or greater than Seventy Five Million Dollars ($75,000,000) (the “LSB MM Fund Restriction”).

d. Financial Statements and Other Information. Borrower shall cause AST SpaceMobile, Inc., a Delaware Corporation (“AST SpaceMobile”), to provide to Lender or such information shall be publicly available on “EDGAR” or AST SpaceMobile’s website, including annual audited financial statements of AST SpaceMobile which are prepared on a consolidated basis, including Borrower and its consolidated Affiliates, and will include a supporting schedule for each Borrower with respect to its respective income, equity and debt, prepared in accordance with GAAP, accompanied by an unqualified opinion rendered by Deloitte Touche Tohmatsu Limited or an independent accounting firm reasonably acceptable to Lender, (such annual financial statements to include a balance sheet, profit and loss statement, statement of cash flow and changes to owner’s equity) for each fiscal year of AST SpaceMobile within one hundred and twenty (120 days) after the close of each fiscal year of the AST SpaceMobile beginning with the fiscal year ending December 31, 2022.

e. Insurance. Borrower will maintain insurance with responsible insurance companies on the Real Property and Improvements and Property, equal to the replacement costs of the Real Property and Improvements and Property located thereon plus all other insurance as reasonably required by Lender, all to be with such companies as are reasonably satisfactory to Lender and with respect to insurance on the Collateral, to contain a Lender clause naming Lender as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least thirty (30) days prior notice to Lender of any cancellation thereof. Borrower will deliver reasonably satisfactory evidence of such insurance will be supplied to Lender prior to funding the Loan and thirty (30) days prior to each policy renewal.

f.
Quarterly Financial Statements. Borrower shall cause AST SpaceMobile, to provide Quarterly financial statements of AST SpaceMobile reasonably satisfactory to Lender which are prepared on a consolidated and consolidating basis and in accordance with GAAP for each fiscal quarter of AST SpaceMobile within sixty (60) days after the close of each such fiscal quarter (other than the fourth fiscal quarter of any fiscal year of AST SpaceMobile which shall be within ninety (90) days) beginning with the first quarterly period ending September 31, 2023 (including a statement of cash flow, balance sheet, profit and loss statement, contingent obligations and changes to owner's equity).
g.
Tax Returns. Borrower shall cause AST SpaceMobile, to provide executed federal income tax returns for AST SpaceMobile with accompanying schedules, as soon as available, but no later than thirty (30) days after the filing of said returns with the Internal Revenue Service but no later than each October 30th.

h. Existence and Compliance. Maintain Borrower’s existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, to Borrower’s knowledge Environmental Requirements applicable to it or to any of the Collateral, business operations and transactions noncompliance with which would reasonably be expected to have a Material Adverse Effect.

i. Taxes and Impositions. Borrower shall pay, prior to delinquency, all of the following (collectively, the "Impositions"): all material general and special Property taxes and assessments imposed on the Collateral; all other material taxes and assessments of every kind that are assessed upon the Collateral (or upon the owner of the Collateral) and that create or may create a lien upon the Collateral, including without limitation non-governmental levies and assessments imposed in connection with covenants, conditions or restrictions; all material taxes and assessments imposed on the Collateral following Borrower’s execution hereof in lieu of or in addition to any of the foregoing Impositions; and all license fees, taxes and assessments imposed on Borrower (other than income and franchise taxes); provided that Borrower is not required to make any such payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP).

j. Insurance. Borrower will maintain insurance with responsible insurance companies on the Real and Personal Property and Improvements, equal to the replacement costs of the Real and Personal Property and Improvements located thereon plus all other insurance as reasonably required by Lender, all to be with such companies as are reasonably satisfactory to Lender and with respect to insurance on the Collateral, to contain a Lender clause naming Lender as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least thirty (30) days prior notice to Lender of any cancellation thereof. Borrower will deliver reasonably satisfactory evidence of such insurance will be supplied to Lender prior to funding the Loan and thirty (30) days prior to each policy renewal.

k. Maintenance. Borrower will maintain all of the Real and Personal Property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, privileges, permits, franchises, certificates and the like necessary for the operation of the Real and Personal Property.

l. Notification of Environmental Claims. Borrower will promptly advise Lender in writing of any and all (i) Environmental Claims instituted, completed or threatened and (ii) all Environmental Claims made or threatened against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall promptly notify Lender of any remedial action taken by Borrower with respect to such Environmental Claims.

m. Books and Records. Borrower will maintain accurate and complete books and records regarding the Collateral, including finances, leases, if any.

n. Inspection. Within ten (10) days of Lender’s prior written notice to Borrower, Borrower will (i) permit Lender during normal business hours to go upon, examine and inspect the Collateral, including making appraisals and environmental assessments, (ii) furnish all information Lender reasonably requests relating to the development and operation of the Collateral, and (iii) permit Lender to make copies of such information; provided, however, that, unless an Event of Default has occurred and is continuing, Lender may not exercise its rights pursuant to clause (i) above more than twice in any twelve (12) month period.

o. Change its Name and/or Principal Place of Business. Borrower will notify Lender within ten (10) business days of change of Borrower’s name and/or principal place of business.

7. NEGATIVE COVENANTS. Until full payment and performance of all Obligations (other than contingent indemnification obligations for which no demand has been made), Borrower (except where indicated) will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

a. [Reserved]

b. Management. Permit a change in Borrower’s chief executive officer, except a transfer to an Affiliate, provided Borrower gives Lender ten (10) days (or such shorter period as the Lender may agree) prior written notice of said change in Borrower’s chief executive officer as permitted by this Section. In the event that Borrower changes its chief executive officer, for a period of thirty days after written notice of said change to Lender, at the request of Lender, Borrower will pay off the Note and all costs and expenses associated with the Note within thirty (30) days of receipt of said notice.

c. Character of Business. Change the general character of business of Borrower as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

d. Limitation on Fundamental Changes. Borrower will not enter into any merger, consolidation or amalgamation, or cease operations, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its property, business or assets (whether now owned or hereafter acquired) or comingle its accounts with any other entities.

e. Liens. Except for Permitted Encumbrances, Borrower shall not create or suffer to exist any mortgage, pledge, lien, charge, encumbrance, assessment or transfer of or upon any of the Collateral or upon the products and proceeds from said Collateral.

f. Governing Documents. Terminate, modify or amend its organizational documents in a manner materially adverse to the Lender.

8. DEFAULT. Each Borrower shall be in default under this Agreement and under each of the other Loan Documents if: (i) it shall default in the payment of any amounts due and owing under (A) this Agreement or any of the other Loan Documents or (B) the Advance Type/Term Note or in the payment of that certain Term Promissory Note, dated December 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Other Note”), executed by AST Texas and payable to Lender in the original principal amount of five million Dollars ($5,000,000.00) (“Monetary Default”), (ii) if the LSB MM Fund Restriction is then in effect and it fails to timely and properly observe, keep or perform any other term, covenant, agreement or condition in any Loan Documents (“Non-Monetary Default”); provided that (A) such Monetary Default remains uncured for fifteen (15) days after written notice of such default by Lender to each Borrower or (B) such Non-Monetary Default remains uncured for thirty (30) days after written notice by Lender to each Borrower, said Non-Monetary Default notice specifically describing said default or failure of performance. In the event Borrower is making reasonable efforts at the end of said Non-Monetary Default cure period to cure said default or failure of performance, Borrower shall be granted an additional ninety (90) days to cure said default or failure of performance or (iii) without the prior written consent of Lender, Abel Avellan shall cease to serve as the chief executive officer of AST Delaware (each an “Event of Default”).

9. CROSS-DEFAULT AND CROSS-COLLATERALIZATION. Either Borrower’s failure to comply with any provisions contained in the Advance Type/Term Note and the Other Note and the accompanying Security Documents shall be considered an Event of Default under not only the defaulting Advance Type/Term Note but also the Other Note and the accompanying Security Documents but also under any Other Note and Security Documents executed by Borrower. Furthermore, any Security Documents granted to secure the Advance Type/Term Note and the Other Note shall be considered to secure all of Borrower’s Other Note obligations under the terms of the Advance Type/Term Note to the extent that it shall be considered that any Advance Type/Term Note subsequently executed by Borrower and payable to Lender shall be secured by all of the Collateral described in the Security Documents.

10. REMEDIES UPON DEFAULT. If an Event of Default shall occur and be continuing, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

11. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower: AST & SCIENCE LLC

AST & SCIENCE TEXAS LLC

AST SPACEMOBILE MANUFACTURING LLC

2901 Enterprise Lane

Midland, Texas 79706

Attention: Sean Wallace, Chief Financial Officer

Telecopy:

Email:

Lender: LONE STAR STATE BANK OF WEST TEXAS

1004 N. Big Spring, Suite 100,

Midland, Texas 79701

Attention: Mr. Mike Davis, President-Midland Market

Telecopy:

Email:

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

a. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, postage prepaid, registered or certified mail, return receipt requested;

b. If sent by telecopy or email if receipt is confirmed by or on behalf of recipient;

c. If sent by a recognized overnight delivery service (with charges prepaid), upon receipt; or

d. If sent by hand delivery to Borrower at 2901 Enterprise Lane, Midland, Texas 79706 or to Lender at the address set out above, upon receipt.

12. COSTS, EXPENSES AND ATTORNEY’S FEES. In addition to the fees set out in Section 13 below, Borrower shall pay to Lender within thirty (30) days from demand the full amount of all costs and expenses, including reasonable and documented out-of-pocket attorney’s fees, incurred by Lender in connection with (i) negotiation and preparation of this Agreement and each of the Loan Documents, and (ii) all other reasonable and documented out-of-pocket costs and attorney’s fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.

13. FEES. In consideration of Lender entering into this Agreement, Borrower agrees to pay to Lender a non-refundable origination fee of thirty-seven thousand five hundred Dollars ($37,500.00) at the time of closing, which amount may be deducted from the Loan amount at funding.

14. MISCELLANEOUS. Borrower further covenants and agrees as follows, without limiting any requirement of any other Loan Documents:

a.
Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Documents, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration; provided, however, Lender provides Borrower with at least ten (10) days prior written notice of its intent to accelerate. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

b.
Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall (i) be in writing, (ii) be specifically referenced as a modification and/or amendment, (iii) specifically set out the modification and amendment and (iv) be signed by an officer of Lender and an authorized representative for Borrower, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon

Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; provided, however, no assignment or other transfer of Borrower’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third-party beneficiary of this Loan Agreement.

c. Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content reasonably satisfactory to Lender and its counsel.

d. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

e. INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or Property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower’s business operations, any other Property owned by Borrower or in the surface or ground water arising from Borrower’s business operations, or gaseous emissions arising from Borrower’s business operations or any other condition existing or arising from Borrower’s business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower, regardless of whether Borrower has paid the employee under the workmen’s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term “Property damage” as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Lender, and of any third parties. Borrower’s obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any deed to secure debt, Deeds of Trust, Security Agreement or mortgage securing the Loan; provided, however, in no event shall Borrower be liable to Lender or its successors or assigns for any claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees and court costs) arising from the Lender’s, its successors’ or assigns’ gross negligence, bad faith, willful misconduct or breach of its obligations under the Loan Documents.

f. Survivability. All covenants and agreements made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or any renewals, extensions and amendments thereto shall not have expired.

g. Conflicts. In the event there exists any conflicts or inconsistencies between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall govern and control provided.

h. Attorney’s Fees. If, as a result of a breach of this Agreement by either party, the other party employs an attorney or attorneys to enforce its rights under the Loan Documents, then, and in such event, the party which does not prevail in full in any such action or litigation, i.e. the non-prevailing party, shall be required to pay the prevailing party in such action or litigation the reasonable and documented out-of-pocket attorneys’ fees and costs incurred by such prevailing party in the conduct of such action or litigation.

15. RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and any of the other Security Documents relating to the Advance Type/Term Note or any other Indebtedness shall apply with equal force and effect to any renewal or extension hereof, including for any increase, rearrangement or refinancing of any part of the Indebtedness.

16. SETOFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Indebtedness, irrespective of whether or not Lender shall have made any demand under the Loan Documents and although such Indebtedness may be unmatured. Any amount set-off by Lender shall be applied against the Indebtedness. Lender agrees promptly to notify Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

17. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION; CHOICE OF LAW. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN MIDLAND COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN MIDLAND COUNTY, TEXAS AND BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER, AT THE ADDRESS FOR NOTICES AS PROVIDED ABOVE. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF MIDLAND, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

18. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A

JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

19. NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. Confidentiality. In handling any confidential information, Lender and all employees and agents of Lender, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with Borrower (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) subject to an agreement containing provisions substantially the same as those of this Section 20, to prospective transferees or purchasers of any interest in the loans, (c) as required by law, regulations, rule or order, subpoena, judicial order, or similar order (in which case Lender shall inform Borrower promptly thereof prior to such disclosure to the extent permitted by applicable law and shall use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) on a confidential basis, as may be required in connection with the examination, audit, or similar investigation of Lender, and (e) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (x) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (y) is disclosed to Lender by a third party, provided that Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(signature page follows)

DATED and EFFECTIVE as of the date set out above, although EXECUTED on the dates set out below.

BORROWER: AST & SCIENCE, LLC, a Delaware limited liability company
EXECUTED on this 14th	By: /s/ Sean Wallace
day of August, 2023	Sean Wallace, Chief Financial Officer

AST & SCIENCE TEXAS LLC, a Texas limited liability company
EXECUTED on this 14th	By: /s/ Sean Wallace
day of August, 2023	Sean Wallace, Chief Financial Officer

AST SPACEMOBILE MANUFACTURING, LLC, a Texas limited liability company
EXECUTED on this 14th	By: /s/ Sean Wallace
day of August, 2023	Sean Wallace, Chief Financial Officer

DOCPROPERTY "CUS_DocIDChunk0" 4879-3853-8501.2

LENDER: LONE STAR STATE BANK OF WEST TEXAS
EXECUTED on this 14th	By: /s/ Mike Davis
day of August, 2023	Mike Davis, President-Midland Market

DOCPROPERTY "CUS_DocIDChunk0" 4879-3853-8501.2